UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported) May 20, 2010

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-32363	58-2332639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

135 North Church Street, Spartanburg, SC	29306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 515-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders during our annual meeting of stockholders on May 20, 2010 are as follows.

		For	Withheld	Broker Non-Votes
1.	Election of Directors
	William M. Webster IV	34,704,407	15,326,963	9,170,876
	Robert H. Chapman III	48,951,124	1,080,246	9,170,876
	Tony S. Colletti	31,638,262	18,393,108	9,170,876
	Kenneth E. Compton	34,826,142	15,205,228	9,170,876
	Gardner G. Courson	30,996,293	19,035,077	9,170,876
	Anthony T. Grant	48,941,605	1,089,765	9,170,876
	Thomas E. Hannah	45,388,985	4,642,385	9,170,876
	Donovan A. Langford III	45,473,115	4,558,255	9,170,876
	J. Patrick O’Shughnessy	31,652,536	18,378,834	9,170,876
	W. Olin Nisbet	48,950,992	1,080,378	9,170,876

Under our Bylaws and our Majority Election of Directors Policy, each of the directors was elected, having received more votes “for” than “withheld.”

		For	Against	Abstentions	Broker Non- Votes
2.	Ratification of PricewaterhouseCoopers LLP as registered public accountants	58,319,934	864,091	18,221	-0-

Under our Bylaws, the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm was ratified, having received “for” votes from more than a majority of the total votes shares cast for ratification, against ratification or as abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advance America, Cash Advance Centers, Inc.
(Registrant)

Date: May 21, 2010	By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy Chief Financial Officer and Executive Vice President